SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report: (date of earliest event reported)
November 13, 2012

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	0-15905 (Commission file number)	73-1268729 (I.R.S. Employer Identification No.)

801 Travis Street, Suite 2100, Houston, Texas 77002 (Address of principal executive offices)

(713) 568-4725 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                    Entry into a Material Definitive Agreement.

On November 6, 2012, Blue Dolphin Exploration Company (“BDEX”), a wholly owned subsidiary of Blue Dolphin Energy Company ("Blue Dolphin"), entered into a Sale and Purchase Agreement (the “SPA”) with Blue Sky Langsa Limited (“Blue Sky”) whereby Blue Sky agreed to purchase BDEX’s 7% undivided interest in the North Sumatra Basin – Langsa Field offshore Indonesia (the “Indonesian Interest”).  Based on the SPA, which is effective October 31, 2012, Blue Sky will acquire the Indonesian Interest for: (i) $800,000 if transaction closing occurs in December 2012 or (ii) $1.0 million if transaction closing occurs in February 2013.  In connection with the SPA, Blue Sky will place 150,000 shares of Blue Dolphin common stock, par value $0.01 per share (the “Common Stock”),in an escrow account (the “Escrowed Shares”) to secure its obligations under the SPA.  In the event Blue Sky fails to pay the cash consideration in either December 2012 or February 2013, closing shall nevertheless be deemed to have occurred under the SPA and the Escrowed Shares will be delivered to BDEX as full consideration for the Indonesian Interest.

BDEX acquired the Indonesian Interest in June 2010 in a non-cash transaction.  BDEX’s consideration was 342,857 shares of Common Stock.  If Blue Sky does not meet its obligations under the SPA, Blue Dolphin will reacquire 150,000 shares of its original consideration paid for the Indonesian Interest.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Sale and Purchase Agreement by and among Blue Dolphin Exploration Company and Blue Sky Langsa Limited dated November 6, 2012.
10.2	Escrow Agreement by and among Blue Dolphin Exploration Company, Blue Sky Langsa Limited and Doherty & Doherty, LLC dated November 6, 2012.
10.3	Assignment Agreement by and among Blue Dolphin Exploration Company and Blue Sky Langsa Limited dated November 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 13, 2012

BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President and Secretary (Principal Executive Officer)

Exhibit Index

10.1	Sale and Purchase Agreement by and among Blue Dolphin Exploration Company and Blue Sky Langsa Limited dated November 6, 2012.
10.2	Escrow Agreement by and among Blue Dolphin Exploration Company, Blue Sky Langsa Limited and Doherty & Doherty, LLC dated November 6, 2012.
10.3	Assignment Agreement by and among Blue Dolphin Exploration Company and Blue Sky Langsa Limited dated November 6, 2012.